Exhibit 99.1

Press Release

U.S. Bancorp Receives No Objection to Its 2018 Capital Plan

MINNEAPOLIS – June 28, 2018 – U.S. Bancorp today announced that the Federal Reserve did not object to the company’s 2018 Capital Plan following its conclusion and assessment of the 2018 Comprehensive Capital Analysis and Review (CCAR).

As a result of the Federal Reserve’s non-objection to U.S. Bancorp’s plan to increase its dividend, the Company will recommend in July that its board of directors approve an increase to the quarterly dividend beginning with the third quarter dividend payable in October 2018. The Company expects to recommend a third quarter dividend of $0.37 per common share, a 23 percent increase over the current dividend. At this quarterly dividend, the annual dividend will be equivalent to $1.48 per common share.

Additionally, the board of directors of U.S. Bancorp has approved a four-quarter authorization to repurchase up to $3.0 billion of its outstanding stock, beginning July 1, 2018, to replace the current four-quarter authorization, which expires on June 30, 2018. U.S. Bancorp’s common stock may be repurchased through June 2019 in the open market or in privately negotiated transactions. The acquired common shares will be held as treasury shares and may be reissued for various corporate purposes.

“We are pleased to receive the Federal Reserve Board’s non-objection to our stress test submission, which allows us to increase our capital return to shareholders,” said Andy Cecere, chairman, president and chief executive officer of U.S. Bancorp. “We are committed to creating value for our shareholders and our long-term objective to return 60 to 80 percent of earnings to shareholders. This result demonstrates U.S. Bancorp’s strong financial profile and its ability to withstand even the most adverse economic conditions.”

About U.S. Bank

U.S. Bancorp, with 74,000 employees and $460 billion in assets as of March 31, 2018, is the parent company of U.S. Bank, the fifth-largest commercial bank in the United States. The Minneapolis-based bank blends its branch and ATM network with mobile and online tools that allow customers to bank how, when and where they prefer. U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner, a commitment recognized by the Ethisphere Institute naming the bank a 2018 World’s Most Ethical Company. Visit U.S. Bank online or follow on social media to stay up to date with company news.

Forward-looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this press release include, among other things, anticipated U.S. Bancorp capital distributions by dividends and share repurchases. There can be no assurance that U.S. Bancorp will return this or any amount of capital to its shareholders in the form of dividends or share repurchases in the future.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A reversal or slowing of the current economic recovery or another severe contraction could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets could cause credit losses and deterioration in asset values. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in customer behavior and preferences; breaches in data security; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

For discussion of these and other risks that could cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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Contacts:

Investors:

Jennifer Thompson, 612-303-0778

U.S. Bank Investor Relations

jen.thompson@usbank.com

Media:

Stacey Wempen, 612.303.7620

U.S. Bank Public Affairs and Communications

stacey.wempen@usbank.com